UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

SUNOVIA ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53590	98-0550703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6408 Parkland Drive, Suite 104, Sarasota, FL 34243
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 941-751-6800

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street
11th Floor
New York, NY  10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities.

On April 15, 2009, Sunovia Energy Technologies, Inc. (the “Company”) entered into Amendment No. 1 to the Amended and Restated Research, Development and Supply Agreement (the “EPIR Agreement”), dated January 24, 2008, by and between the Company and EPIR Technologies, Inc. (“EPIR”) (the “EPIR Amendment”).  Pursuant to the terms of the EPIR Amendment, the parties agreed to amend the terms of the scheduled payments due under the EPIR Agreement such that Company shall now have the ability to make the schedule payments due to EPIR on August 1, 2009, October 1, 2009, December 1, 2009 and March 1, 2010 either by (1) payment in cash or (2) the issuance of such number of restricted shares of common stock of the Company equal to the quotient of One Million Dollars ($1,000,000) divided by the Conversion Price (as defined below).  For purposes of the EPIR Amendment, the “Conversion Price” shall be an amount equal to the seventy-five percent (75%) of the average closing price of the Company’s common stock as quoted on the Over-the-Counter Bulletin Board for the twenty (20) trading days prior to the date a scheduled payment is due under the EPIR Agreement.

In consideration for the changes to the EPIR Agreement set forth above, the Company agreed to make the June 1, 2009 scheduled payment of $1,000,000 within 72 hours of execution of the Amendment and agreed to issue EPIR a warrant (the “Warrant”) to purchase 25,000,000 shares of the Company’s common stock at an exercise price equal to $0.10 per share.  The Warrant shall be exercisable until the 5th anniversary of the date of issuance.   At any while the Warrant is outstanding, the Company may, upon 30 day written notice, require EPIR to exercise the Warrant provided that the closing price of the Company’s common stock on the Over-the-Counter Bulletin Board for any 20 consecutive trading days exceeds $0.25.

The issuance of the Warrant was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Warrant, dated April 15, 2009, issued in the name of EPIR Technologies, Inc.

10.1	Amendment No. 1 to the Amended and Restated Research, Development and Supply Agreement, dated April 15, 2009, by and between Sunovia Energy Technologies, Inc. and EPIR Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOVIA ENERGY TECHNOLOGIES, INC.

Date: April 16, 2009	By:	/s/ Matthew Veal
Matthew Veal
Chief Financial Officer